EXHIBIT 10.2

TEKELEC
INDEMNIFICATION AGREEMENT

     This Indemnification Agreement (“Agreement”) is made as of April 7, 2005 by and between Tekelec, a California corporation (the “Company”), and                                          (“Indemnitee”).

RECITALS

     A. The Company desires to attract and retain the services of highly qualified individuals to serve as executive officers, directors and agents of the Company.

     B. The Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors, executive officers and other agents of the Company.

     C. The Company desires to provide indemnification and other rights to Indemnitee in consideration for Indemnitee’s service to the Company.

     In consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Indemnification.

          (a) Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a director, officer, employee or other agent of the Company or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys’ fees), judgments, fines, settlements (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) and other amounts actually and reasonably incurred by Indemnitee in connection with the Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company, and, in the case of any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (i) Indemnitee did not act in good faith and in a manner that Indemnitee reasonably believed to be in the best interests of the Company or (ii) Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

          (b) Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or other agent of the Company or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys’ fees) actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action if Indemnitee acted in good faith, in a manner Indemnitee believed to be in the best interests of the Company and its shareholders, except that no indemnification shall be made (i) in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company in the performance of

Indemnitee’s duty to the Company and its shareholders, unless and only to the extent that the court in which such Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine, (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval or (iii) of expenses incurred in defending a pending action that is settled or otherwise disposed of without court approval.

     2. Expenses; Indemnification Procedure.

          (a) Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in defending any Proceeding referenced in Section 1(a) or (b) hereof prior to the final disposition of the Proceeding (but not amounts actually paid in settlement of any such Proceeding). Indemnitee hereby undertakes to repay such amounts advanced if a court shall ultimately determine that Indemnitee is not entitled to be indemnified by the Company as authorized hereby or by Section 317 of the California General Corporation Law. The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company.

          (b) Notice; Cooperation by Indemnitee. Indemnitee shall, as soon as practicable and as a condition precedent to Indemnitee’s right to be indemnified or to receive any advancement of expenses under this Agreement, give the Company written notice of any claim made against Indemnitee for which indemnification or advancement of expenses will or could be sought under this Agreement, specifying the nature of such claim in reasonable detail. Notice to the Company shall be directed to the Chief Executive Officer of the Company, or the Chief Financial Officer if Indemnitee is the Chief Executive Officer, in accordance with Section 14 hereof. Any delay in providing notice will not relieve the Company from its obligations under this Agreement, except to the extent such failure is prejudicial. Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

          (c) Procedure. Any indemnification provided for in Section 1 hereof shall be made after the final disposition (by judgment, settlement, dismissal or otherwise) of the Proceeding with respect to which indemnification is sought and no later than forty five (45) days after written notice by Indemnitee requesting payment. If a claim under this Agreement, under any statute or under any provision of the Company’s Articles of Incorporation or Bylaws providing for indemnification is not paid in full by the Company within forty-five (45) days after such written notice, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 13 hereof, Indemnitee shall also be entitled to be paid for the expenses (including reasonable attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any Proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under this Agreement or applicable law for the Company to indemnify Indemnitee for the amount claimed, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 2(a) hereof unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

          (d) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of the Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all commercially reasonable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

          (e) Selection of Counsel. In the event the Company shall be obligated under Section 2(a) hereof to pay the expenses of any Proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon giving written notice to Indemnitee of its election so to do. After giving such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ Indemnitee’s counsel in any such Proceeding at Indemnitee’s expense; and (ii) if (A) the Company has expressly authorized (and continues to authorize) the employment of counsel by Indemnitee at the Company’s expense, (B) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with a conflict of interest or (C) the Company shall not, in fact, have employed counsel reasonably satisfactory to Indemnitee within a reasonable time after notice of the institution of such Proceeding, then Indemnitee shall have the right to employ counsel, and the reasonable fees and expenses of such counsel shall be at the expense of the Company in accordance herewith.

     3. Additional Indemnification Rights; Nonexclusivity.

          (a) Scope. Subject to Section 8 hereof and any other provision of this Agreement that prohibits, limits or conditions indemnification by the Company, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law for any acts, omissions or transactions while acting in the capacity of, or that are otherwise related to the fact that Indemnitee was or is serving as, a director, officer, employee or other agent of the Company or, to the extent Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, such other corporation, partnership, joint venture, trust or other enterprise. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule that expands the right of a California corporation to indemnify a member of its Board of Directors, an officer or other corporate agent, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations, under this Agreement. In the event of any change in any applicable law, statute or rule that narrows the right of a California corporation to indemnify a member of its Board of Directors, an officer or other corporate agent, such changes, to the extent required by such law, statute or rule to be applied to this Agreement, shall have the effect on this Agreement and the parties’ rights and obligations hereunder as is required by such law, statute or rule.

          (b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Articles of Incorporation, its Bylaws, any agreement, any vote of shareholders or disinterested directors, the California General Corporation Law or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity at the time of any covered Proceeding.

     4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines, settlements or other amounts actually and reasonably incurred by Indemnitee in connection with any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines, settlements or other amounts to which Indemnitee is entitled.

     5. Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers and other corporate agents under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

     6. Directors’ and Officers’ Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to insure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors under such policy or policies, if Indemnitee is a director; or of the Company’s officers under such policy or policies, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees under such policy or policies, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain any insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company. In the event the Company decides not to obtain or maintain any directors’ and officers’ liability insurance, the Company will notify Indemnitee of such decision in writing within thirty (30) days after such decision.

     7. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order or other applicable law, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 7. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

     8. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

          (a) Excluded Acts. To indemnify Indemnitee (i) for any acts or omissions or transactions from which a director may not be relieved of liability under the California General Corporation Law or other applicable law or (ii) for breach of duty to the Company or its shareholders as to circumstances in which indemnity is expressly prohibited by Section 317 of the California General Corporation Law; or

          (b) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings or claims initiated or brought to enforce this Agreement or a right to indemnification under Section 317 of the California General Corporation Law or under any other statute or law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

          (c) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to proceedings or claims initiated or brought to enforce this Agreement or a right to indemnification under Section 317 of the California General Corporation Law or under any other statute or law, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

          (d) Duplicate Payments. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent Indemnitee has otherwise received payment of amounts otherwise indemnifiable under this Agreement pursuant to (i) a policy of directors’ and officers’ liability insurance maintained by the Company, (ii) the Company’s Articles of Incorporation or Bylaws, (iii) Section 317 or any other applicable provisions of the California General Corporation Law or (iv) any other agreement; or

          (e) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

     9. Effectiveness of Agreement. This Agreement shall be effective as of the date set forth on the first page of this Agreement and shall apply to acts or omissions of Indemnitee that occurred prior to such date if Indemnitee was a director, officer, employee or other agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company’s request for so long thereafter as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was serving in any such capacity.

     10. Construction of Certain Phrases.

          (a) For purposes of this Agreement, references to the “Company” shall also include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

          (b) For purposes of this Agreement, references to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

     11. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original.

     12. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, executors, administrators and similar legal representatives.

     13. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, a court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

     14. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or an agent thereof, on the date of such receipt, (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked or (iii) if sent by other means, on the date such notice is actually received by the relevant party. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice in accordance herewith. Notice to the Company shall be sent with a copy to the Company’s General Counsel and to its outside legal counsel at the addresses set forth below or as subsequently modified by written notice to the Indemnitee:

Tekelec
26580 W. Agoura Road
Calabasas, CA 91302
Fax: (818) 880-0176
Attn: General Counsel

Bryan Cave LLP
120 Broadway, Suite 300
Santa Monica, CA 90401
Fax: (310) 576-2200
Attention: Katherine F. Ashton, Esq.

     15. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of California in the County of Los Angeles for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action or proceeding instituted under this Agreement shall be brought only in the County of Los Angeles in the state courts of the State of California.

     16. Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of California as applied to contracts between California residents entered into and to be performed entirely within California.

     17. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

     18. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

     19. Integration and Entire Agreement. This Agreement (i) sets forth the entire understanding between the parties with respect to the subject matter hereof, (ii) supersedes all previous written or oral negotiations, commitments, understandings and agreements relating to the subject matter hereof and (iii) merges all prior and contemporaneous discussions between the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TEKELEC

By:

Name:

Title:

	Address:	26580 W. Agoura Road
Calabasas, CA 91302

Agreed to and accepted:

INDEMNITEE:

Address: